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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  (PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant  |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)-2)
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to ss.240.14a-12

                             MERCATOR SOFTWARE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously by written preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:
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(3)  Filing party:
(4)  Date filed:

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                                EXPLANATORY NOTE

     Mercator Software, Inc., a Delaware corporation ("Mercator"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on March 31, 2003 in connection with the solicitation of proxies for electing the board of directors of Mercator at the 2003 annual meeting of Mercator's stockholders. The following is an e-mail sent to Mercator's employees:

                      GARTNER REPORT COMMENTS ON MERCATOR'S
                             STRENGTHS AND PROSPECTS
               BELIEVES MERCATOR WILL SUCCEED IN CONTEST WITH SSH

Dear Colleagues:

     On April 8, Gartner issued their assessment of the unsolicited, hostile takeover proposal from Strategic Software Holdings.

     Highlights of the report, which is attached, include:
     o    Mercator is positioned to participate in the general market recovery.
     o Mercator continues to exploit historical strength in transformation and electronic data interchange.
     o Mercator has shifted its strategy and R&D investments away from raw middleware technology to more-complete vertical solutions, particularly in healthcare and finance
     o Mercator is wisely rebuilding its core architecture to make its product more scalable and manageable.
     o Near term, enterprises should continue to consider Mercator products for tactical use, especially for healthcare, finance and enterprise resource planning projects where its technology is particularly appropriate.
     o Strategic decisions involving the use of Mercator as a general-purpose, long-term enterprise integration backbone face greater risk until the outcome is clear.
     o    Gartner expects the SSH fight to be resolved by 1 June 2003.

     Any customer that is an existing customer of Gartner Group can speak directly with Roy Schulte, lead Gartner analyst for the integration broker suites market. Roy King, Ken Hall, and Jonathan Cohen are available to personally speak with customers about this matter.

Sincerely,

The Corporate Communications Team

                             ADDITIONAL INFORMATION

     On March 27, 2003, Mercator filed a preliminary proxy statement with the Securities and Exchange Commission relating to Mercator's solicitation of proxies from the stockholders of Mercator with respect to the Mercator 2003 annual meeting of stockholders. Mercator will file with the Commission, and will furnish to Mercator's stockholders, a definitive proxy statement and may file other proxy solicitation materials. MERCATOR ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

     Mercator's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Mercator's definitive proxy statement, when it becomes available, by writing to Mercator at 45 Danbury Road, Wilton, CT 06897 or at www.mercator.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Mercator's stockholders is provided below and is available in the soliciting materials on Schedule 14A filed by Mercator with the SEC.

     Mercator and the directors and certain of the executive officers of Mercator may be deemed to be participants in the solicitation of proxies in respect of electing the board of directors of Mercator at the 2003 annual meeting of stockholders of Mercator. Those executive officers and directors of Mercator are: Roy C. King, Jill M. Donohoe, David L. Goret, Kenneth J. Hall, Mark W. Register, James P. Schadt, Constance F. Galley, Ernest E. Keet, Michael
E. Lehman, Dennis G. Sisco and Mark C. Stevens. Additional information with respect to the beneficial ownership of those executive officers and directors of Mercator common stock is set forth in the preliminary proxy statement filed by Mercator with the Commission on March 27, 2003.

                Legal Notice Regarding Forward-Looking Statements

     Statements in this notice that are not purely historical are forward-looking statements, including statements regarding Mercator's beliefs, expectations, hopes or intentions regarding the future. Forward-looking statements in this release include, but are not limited to, statements regarding the growth of the enterprise application market; the demand for the Company's application integration solutions; and the speed of deployment of new products, including the Mercator Inside Integrator suite of products and Industry-Ready Integration Solutions; and sometimes contain words such as "believe," "expect, " "intend, " "anticipate," "plan," and "estimate" or similar expressions. It is important to note that actual outcomes and the Company's actual results could differ materially from forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as changes in demand for application integration or e-business integration software and, in particular, the Company's Mercator Inside Integrator suite of products and Industry-Ready Integration Solutions; the ability of the Company to manage its global operations; the ability of the Company to develop and introduce new or enhanced products; the ability of the Company to continue to add resellers and other distribution channels; the success of third parties in utilizing and marketing the Company's products; the success of the vertical industries and platforms we target; the Company's access to and success of third party products in which we embed our products or in which our products are embedded; the Company's ability to raise financing; and seasonality in operating results. Readers should also refer to the risk disclosures outlined in the Company's reports filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this notice are made as of the date hereof based on information available to the Company as of the date hereof. The Company assumes no obligation to update any such forward-looking statement or reasons why results might differ.

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                                 FT-19-7612     Gartner FirstTake
                                 Roy Schulte, Joanne Correia        8 April 2003

MERCATOR'S REJECTION OF BUYOUT BID SIGNALS ITS HOPE FOR THE FUTURE

GARTNER BELIEVES MERCATOR SOFTWARE'S ATTEMPTS TO FEND OFF A HOSTILE TAKEOVER WILL LIKELY SUCCEED, BUT FOR NOW STRATEGIC-LEVEL COMMITMENTS TO MERCATOR PRODUCTS INVOLVE SOME INCREASED RISK.


EVENT: On 4 April 2003, the board of directors of Mercator unanimously rejected Strategic Software Holdings' (SSH's) unsolicited bid to buy Mercator for about $75 million in cash. SSH made its offer on 31 March 2003.

FIRST TAKE: The outcome of this hostile takeover attempt depends on Mercator's ability to convince most of its shareholders that the company's value will be higher if it remains under current management. Events could take one of the following directions:
o Mercator could win the battle outright, and the company's direction would change little or not at all.
o    It could lose outright and undergo major change.
o It could run to the arms of a friendly buyer that would probably make significant changes.

Mercator's management says it can prevail against SSH and that does not seek a friendly buyer, and Mercator seems to have a better than even chance of avoiding purchase altogether.

The battle complicates a fitful corporate recovery that has gone on for two years. Mercator's troubles began before the software industry downturn. The company had problems in its administrative infrastructure and sales force, and lost people and sales momentum in 2001. The whole software market slumped just as Mercator got its new management team and revamped sales strategy going. Nevertheless, Mercator has evolved its products to stay competitive by adding features such as Web services support and business process management (BPM). The vendor continues to exploit its historical strength in transformation and electronic data interchange but has shifted its strategy and R&D investments away from raw middleware technology to more-complete vertical solutions, particularly in healthcare and finance. Mercator is also wisely rebuilding its core architecture to make its product more scalable and manageable. Mercator is thus positioned to participate in the general market recovery, assuming that the whole integration middleware market does recover. Its weak overall 2002 results were still in line with most of its competitors. Product license revenue slipped 24 percent, from $59 million in 2001 to $45.1 million in 2002. However, after strong 4Q02 results, Mercator's direction appeared positive.

In the near term, enterprises should continue to consider Mercator products for tactical use, especially for healthcare, finance and enterprise resource planning projects where its technology is particularly appropriate. However, strategic decisions involving the use of Mercator as a general-purpose, long-term enterprise integration backbone for many different kinds of applications face greater risk until the outcome of the battle against SSH is clear. Gartner expects the SSH fight to be resolved by 1 June 2003, at which time the strategic risk will likely drop to its previous level.

ANALYTICAL SOURCES:  ROY SCHULTE AND JOANNE CORREIA, GARTNER RESEARCH

RECOMMENDED READING AND RELATED RESEARCH
o "One Step Forward for Mercator: A New Process Manager"-- Mercator's agreement to integrate and resell Versata's BPM tool addresses only one of Mercator's challenges. By Roy Schulte and David McCoy

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o    "Mercator at a Critical Juncture"-- Given the speed with which the integration middleware market is developing, Mercator must evolve quickly, or it will fade slowly. By Roy Schulte

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